UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION	5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2007, SRA International, Inc. (the “Company”) announced that Renato A. DiPentima will retire as President and Chief Executive Officer on April 1, 2007. Dr. Stanton D. Sloane, age 56, has been appointed as Dr. DiPentima’s successor effective April 2, 2007. Prior to this appointment, Dr. Sloane served as Executive Vice President for Integrated Systems and Solutions (“IS&S”) at Lockheed Martin Corporation, which provides systems engineering and integration services for high-value network-centric information and intelligence systems that support missions of the U.S. Department of Defense and other national security customers. Prior to being named as Executive Vice President for IS&S in 2004, Dr. Sloane was Deputy and Executive Vice President of IS&S, responsible for all operational aspects of the business unit. He began his career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of General Electric Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the United States Navy.

Under an agreement signed on February 6, 2007, Dr. Sloane will receive an annual salary of $650,000. In addition, Dr. Sloane will be granted 200,000 non-qualified stock options and 125,000 restricted stock shares under the Company’s 2002 Stock Incentive Plan with a price equal to the fair market value of the Company’s stock at the date of grant. These options and restricted stock shares will vest 25% per year over four years. For the year ending June 30, 2007, Dr. Sloane will be eligible to receive a pro-rated bonus targeted at $700,000 and non-qualified stock options targeted at 30,000 based on the achievement of overall Company performance goals and individual performance goals established by the Compensation Committee of the Board of Directors. Dr. Sloane will also receive a signing bonus of $250,000 which will be paid in two equal installments in July 2007 and July 2008.

If Dr. Sloane’s employment is terminated by the Company (other than for specified cause events), he will receive his full base salary for twelve months, 50% of the prior year’s bonus, and all of his non-qualified stock options and restricted stock shares will vest immediately. Additionally, if a change in control event occurs and Dr. Sloane is not offered the position of Chief Executive Officer of the combined or surviving company, then all his non-qualified stock options and restricted stock shares will vest immediately.

A copy of the press release, dated February 23, 2007, announcing the retirement of Dr. DiPentima and appointment of Dr. Sloane is attached hereto as Exhibit 99.1.

SECTION	9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated February 23, 2007, announcing the retirement of Dr. DiPentima and appointment of Dr. Sloane.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date:	February 23, 2007	/s/ MELISSA A. BURGUM
Melissa A. Burgum
Vice President and Corporate Controller